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                                                               Exhibit 99.1


CONTACTS:
Media:            Judy Corman (212) 343-6833
Investors:        Ray Marchuk (212) 343-6741

                   SCHOLASTIC ANNOUNCES FIRST QUARTER RESULTS

   SALES OF 11 MILLION COPIES OF HARRY POTTER AND THE ORDER OF THE PHOENIX

NEW YORK, SEPTEMBER 23, 2003 -- Scholastic Corporation (NASDAQ: SCHL) today announced its first quarter results reflecting the record setting June release of HARRY POTTER AND THE ORDER OF THE PHOENIX, as well as sales growth in Educational Publishing.

For the fiscal quarter ended August 31, 2003, revenue increased 55% to $475.4 million as compared to $306.9 million in the year ago quarter. Net loss improved 44% to $24.8 million, or $0.63 per share, as compared to a net loss of $44.6 million, or $1.14 per share, in the first quarter of last year. The first fiscal quarter is Scholastic's smallest revenue period, as most schools are not in session, thus resulting in a loss.

Richard Robinson, Chairman, President and CEO, commented, "We're pleased with Scholastic's performance during the quarter, which was consistent with our plan for Fiscal 2004. Highlights of the quarter included sales of 11 million copies of HARRY POTTER AND THE ORDER OF THE PHOENIX and 20% revenue growth in our Education business. We improved cash flow in the quarter over the prior year quarter, largely due to a $26 million reduction in capital expenditures, and are on track to reach our target of $40 million in cost savings in Fiscal 2004."

First Quarter Segment Analysis

CHILDREN'S BOOK PUBLISHING & DISTRIBUTION. Revenue more than doubled to $288.2 million as compared to $140.2 million in the year-ago quarter, reflecting $203.3 million in trade revenue as compared to $57.4 million in the year ago quarter. HARRY POTTER(R) revenue increased to approximately $170 million from $15 million in last year's first quarter.

EDUCATIONAL PUBLISHING. Revenue increased to $105.8 million as compared to $88.2 million in the year-ago quarter. The segment benefited from sales of classroom libraries to New York City and other public school systems, sales of the READ 180(R) intervention program, and sales of the SCHOLASTIC EARLY CHILDHOOD PROGRAM in Texas.

INTERNATIONAL. Revenue increased 6% to $65.3 million as compared to $61.7 million in the year-ago quarter, primarily due to favorable currency exchange rates.

MEDIA, LICENSING AND ADVERTISING. Revenue declined 4% to $16.1 million as compared to $16.8 million in the first quarter last year. Lower revenues from software and consumer magazines were partly offset by revenue from episodes of the I SPY and CLIFFORD'S PUPPY DAYS(TM) television series.


                                  Page 1 of 2
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RECENT ACQUISITION                                                 Exhibit 99.1

The first quarter of Fiscal 2004 also reflects the August 2003 acquisition from Amazon.com of Back to Basics Toys, a direct-to-home catalog company specializing in high-quality toys for young children, for $4.75 million. "Back to Basics Toys gives us a position in the children's catalog business, complementing our direct-to-home continuities business, which currently has more than five million families as active customers," Mr. Robinson said.

CONFERENCE CALL

Scholastic will hold a conference call tomorrow (September 24, 2003) at 8:00 AM Eastern. To listen and ask questions, dial 888-338-6461 or 973-935-8510 (meeting leader is "Richard Robinson"). To view accompanying slides, go to the Investor Relations section of Scholastic.com at www.scholastic.com/aboutscholastic/investor/index.htm. Following the call, the slides will be available on the Investor Relations section of Scholastic.com and an audio replay will be available at 877-519-4471 or 973-341-3080, PIN number 4157896.

UPCOMING INVESTOR PRESENTATION

Scholastic will also make a presentation at the Morgan Stanley Conference in Phoenix on Monday, November 17, 2003. Ray Marchuk, Senior Vice President - Finance and Investor Relations, will make the presentation. Further details about the conference will be posted in the Investor Relations section of www.scholastic.com when available.

ABOUT SCHOLASTIC

Scholastic Corporation is the world's largest publisher and distributor of children's books. Scholastic creates quality educational and entertaining materials and products for use in school and at home, including children's books, magazines, technology-based products, teacher materials, television programming, film, videos and toys. The Company distributes its products and services through a variety of channels, including proprietary school-based book clubs, school-based book fairs, and school-based and direct-to-home continuity programs; retail stores, schools, libraries and television networks; and the Company's Internet site, www.scholastic.com.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.



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                                                                  Exhibit 99.1

                             SCHOLASTIC CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS ENDED AUGUST 31, 2003 AND 2002
                                   (UNAUDITED)
                   (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)




                                                                          ---------------------------------------------------
                                                                                          THREE MONTHS ENDED
                                                                          ---------------------------------------------------
                                                                             08/31/03      08/31/02           VARIANCE
                                                                          ------------------------------ --------------------


  Revenue
       Children's book publishing & distribution (1)                              $288.2         $140.2        $148.0   105%
       Educational publishing (1)                                                  105.8           88.2          17.6    20%
       International                                                                65.3           61.7           3.6     6%
       Media, licensing & advertising (1)                                           16.1           16.8          (0.7)   -4%
                                                                           ---------------  ------------  -----------
  Total revenue                                                                    475.4          306.9         168.5    55%

  Costs and expenses (2)                                                           505.2          369.0        (136.2)  -37%
                                                                           ---------------  ------------- -----------
  Operating loss                                                                  (29.8)         (62.1)          32.3    52%

  Interest expense                                                                  8.9            7.6           (1.3)  -17%
                                                                           ---------------  -------------- ----------

  Loss before taxes                                                               (38.7)         (69.7)          31.0    44%
  Tax benefit                                                                      13.9           25.1          (11.2)  -44%
                                                                           ---------------  ------------- -----------

  Net loss                                                                       ($24.8)        ($44.6)         $19.8    44%
                                                                           ===============  ============= ===========

  Weighted average shares outstanding:
       Basic & diluted                                                             39.3           39.1

  Net loss per share:
       Basic & diluted                                                           ($0.63)        ($1.14)         $0.51    45%



1) Revenues for the period ended August 31, 2002 reflect a reclassification of Scholastic.com results to Children's ( book publishing & distribution and Educational publishing from Media, licensing & advertising.

2) Results for the three months ended August 31, 2003 include a pre-tax charge of $2.0, or $0.03 per share after-tax, related to severance for staff reductions announced in May 2003, but implemented during the August 2003 quarter. Results for the three months ended August 31, 2002 include a pre-tax charge of $1.9, or $0.03 per share after-tax, to settle a securities lawsuit from 1997.


  FORWARD LOOKING STATEMENTS
       This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational material markets and acceptance of the Company's products within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.